FORM 8-A

AMENDMENT No. 1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

For registration of certain classes of securities

Pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

NASDAQ Premium Income & Growth Fund Inc.

(Exact name of registrant as specifies in its charter)

Maryland	[to come]
(State of incorporation)	(I.R.S. Employer Identification No.)

4 World Financial Center, 6th Floor New York, NY	10080
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock ($.001 par value)	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number as to which this form relates: 333-138823

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note:

This Form 8-A is being amended at the request of the listing exchange, so that the exchange is referred to herein as The NASDAQ Stock Market LLC.

INFORMATION REQUIRED IN A REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference to the Registrant’s registration statement on Form N-2, filed on December 26, 2006 (File No. 333-138823).

Item 2. Exhibits.

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of New York, New York on the 24th day of January, 2007.

NASDAQ PREMIUM INCOME & GROWTH FUND INC.

By:	/s/ Justin C. Ferri
Name:	Justin C. Ferri
Title:	Vice President